Exhibit 99.1

For Immediate Release

January 29, 2025

Annualized Net Interest Income Increases 27.5%

Balance Sheet Well-Positioned for 2025 Growth

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $4.8 million ($0.33 per diluted common share) for the quarter ended December 31, 2024, compared to net income of $4.2 million ($0.30 per diluted common share) for the quarter ended September 30, 2024 and net income of $4.5 million ($0.32 per diluted common share) for the quarter ended December 31, 2023.

Selected Highlights

●	Significant Increase in Net Interest Income and Margin – For the three months ended December 31, 2024, the Company reported net interest income of $14.1 million, a $912 thousand or 27.5% annualized increase over the $13.2 million reported for the three months ended September 30, 2024. Net interest margin for the three months ended December 31, 2024 was 2.52%, a 22 basis points improvement when compared to the 2.30% net interest margin for the three months ended September 30, 2024 and a 40 basis points improvement when compared to the 2.12% net interest margin for the three months ended December 31, 2023. Net income increased 12.8% or 50.8% annualized when compared to the three months ended September 30, 2024.

●	Earnings Accelerating – Pre-tax pre-provision earnings (Non-GAAP) for the three months ended December 31, 2024 was $6.4 million, representing an increase of $1.3 million or 25.6% when compared to the three months ended December 31, 2023. The Federal Reserve initiated a series of fed funds rate reductions commencing mid-September 2024. Reported net income was $4.8 million for the three months ended December 31, 2024 compared to $4.2 million for the three months ended September 30, 2024 and $4.5 million for the three months ended December 31, 2023. Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

●	Loan Growth – The Company’s loan portfolio grew $29.6 million or 6.4% annualized during the fourth quarter 2024. The strength in the Company’s loan pipeline continued during the fourth quarter with $118.6 million in new loan commitments, which represented a $52.5 million or 79.4% increase compared to the same period in 2023. New loan commitments represent loans closed, but not necessarily fully funded.

●	Excellent Asset Quality – As of December 31, 2024, the Company had no non-accrual loans and no other real estate owned assets (“OREO”). The Company had one loan that was 90 days past due and still accruing interest as of December 31, 2024. The loan paid off, in full, on January 7, 2025. As of the date of this release, the Bank had no non-performing loans, OREO or loans 30 or more days past due. Based upon our loan trial balance as of the date of this earnings release, the Company expects that there will be no loans 30 or more days past due as of January 31, 2025.

●	Robust Capitalization – Each of the Bank’s regulatory capital ratios remained well in excess of the well-capitalized thresholds as of December 31, 2024.

●	Growing Book Value per Share – Book value per share increased from $17.07 as of September 30, 2024 to $17.28 as of December 31, 2024. For 2024, book value per share increased $1.03 or 6.3% from $16.25 as of December 31, 2023 to $17.28 as of December 31, 2024. When factoring in the $0.25 cash dividend per share paid in July 2024, the book value per share return was 7.9%.

Chris Bergstrom, President and Chief Executive Officer, commented, “In the fourth quarter, we continued to make excellent progress, increasing our net interest margin by 22 basis points. We increased loan balances $29.6 million in the fourth quarter. Our unfunded loan commitments continued to grow during the fourth quarter, and we expect these will be a significant component of our 2025 growth as the loans fund.  Our capital levels are strong and well in excess of regulatory requirements for well-capitalized banks.  Our balance sheet and the Company are well-positioned to pursue growth in 2025.  As always, I want to thank our hardworking associates for their inspired efforts in advancing the interests of our customers and the Company.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.23 billion at December 31, 2024, $2.27 billion at September 30, 2024, and $2.24 billion at December 31, 2023.  Total assets have decreased $39.4 million or 1.7% since September 30, 2024 and decreased $7.6 million or 0.3% since December 31, 2023.

Total loans, net of unearned income, increased $12.2 million or 0.7% to $1.87 billion at December 31, 2024, compared to $1.86 billion at December 31, 2023 and increased $29.6 million during the quarter ended December 31, 2024 or 6.4% annualized from $1.84 billion at September 30, 2024.  The increase in loans was primarily attributable to growth in the investor real estate loan portfolio, partially offset by a decrease in the commercial owner-occupied real estate and construction & development loan portfolios. Refer to the Loan, Deposit and Borrowing table for further information.

The carrying value of the Company’s fixed income securities portfolio was $222.3 million at December 31, 2024, $237.5 million at September 30, 2024 and $265.5 million at December 31, 2023. The decrease in carrying value of the Company’s fixed income securities portfolio since December 31, 2023 was attributable to amortization of the portfolio.  As of December 31, 2024, 95.5% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At December 31, 2024, 62% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At December 31, 2024, the fixed income portfolio had an estimated weighted average life of 4.2 years. The available-for-sale portfolio comprised approximately 61% of the fixed income securities portfolio and had a weighted average life of 3.1 years at December 31, 2024. The held-to-maturity portfolio comprised approximately 39% of the fixed income securities portfolio and had a weighted average life of 6.0 years at December 31, 2024. The Company did not purchase or sell any fixed income securities during the three and twelve month periods ended December 31, 2024.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $727.3 million as of December 31, 2024 compared to $639.0 million as of December 31, 2023 and represented 37.5% and 28.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at December 31, 2024.

Total deposits were $1.89 billion at December 31, 2024, $1.94 billion at September 30, 2024 and $1.91 billion at December 31, 2023.  During the quarter, total deposits decreased $43.7 million or 2.3% when compared to September 30, 2024.  Deposits decreased $14.2 million or 0.7% when compared to December 31, 2023. The Bank reduced costlier deposits (certificates of deposit, Qwickrate CDs, IntraFi CDs, and brokered CDs) by $125.5 million since December 31, 2023. As further detailed in the tables included in this release, core funding sources have increased $39.2 million and wholesale funding sources have decreased $61.3 million since December 31, 2023. As of December 31, 2024, the Company had $659.2 million of deposits that were not insured or not collateralized compared to $634.1 million at December 31, 2023.

On September 3, 2024, the Company paid off its $77.0 million Bank Term Funding Program (“BTFP”) advance and concurrently secured three Federal Home Loan Bank (“FHLB”) advances totaling $56.0 million. The FHLB advances have a weighted average fixed interest rate of 4.01% compared to 4.76% for the retired BTFP advance.  Total borrowings as of December 31, 2024 consisted of subordinated debt totaling $24.8 million and the FHLB advances.

Shareholders’ equity increased $16.7 million or 7.3% to $246.6 million at December 31, 2024 compared to $229.9 million at December 31, 2023. Book value per share was $17.28 as of December 31, 2024 compared to $16.25 as of December 31, 2023, an increase of 6.3%. The year-over-year change in book value per share was primarily due to the

Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by increased cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances. The decrease in accumulated other comprehensive loss was attributable to decreases in unrealized losses on our available-for-sale investment portfolio due to market value increases.

The Bank’s capital ratios remained well above regulatory thresholds for well-capitalized banks. As of December 31, 2024, the Bank’s total risk-based capital ratio was 16.2%, compared to 15.7% at December 31, 2023. As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at December 31, 2024 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP).  Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	December 31, 2024	December 31, 2023
Total risk-based capital ratio	10.0%	16.2%	15.7%
Tier 1 risk-based capital ratio	8.0%	15.2%	14.7%
Common equity tier 1 ratio	6.5%	15.2%	14.7%
Leverage ratio	5.0%	12.4%	11.6%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	December 31, 2024	December 31, 2023
Adjusted total risk-based capital ratio	10.0%	15.3%	14.7%
Adjusted tier 1 risk-based capital ratio	8.0%	14.2%	13.5%
Adjusted common equity tier 1 ratio	6.5%	14.2%	13.5%
Adjusted leverage ratio	5.0%	11.5%	10.6%

As of December 31, 2024, the Company had no non-accrual loans and no OREO.  The Company experienced net recoveries of $2 thousand during the twelve months ended December 31, 2024.  The Company had one loan that was 90 days past due and still accruing interest as of December 31, 2024. The loan paid off, in full, on January 7, 2025. As of the date of this release, the Bank had no non-performing loans, OREO or loans 30 or more days past due.  Based upon our loan trial balance as of the date of this earnings release, the Company expects that there will be no loans 30 or more days past due as of January 31, 2025.

At December 31, 2024, the allowance for loan credit losses was $18.7 million or 1.00% of outstanding loans, net of unearned income, compared to $19.5 million or 1.05% of outstanding loans, net of unearned income, at December 31, 2023. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, resulted from changes in the Company’s loss driver analysis and assumptions, changes in the composition of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

At December 31, 2024, the allowance for credit losses on unfunded loan commitments was $1.1 million compared to $0.6 million at December 31, 2023. The increase in the allowance for credit losses on unfunded loan commitments was primarily the result of increases in unfunded loan commitments.

The Company did not have an allowance for credit losses on held-to-maturity securities as of December 31, 2024 or December 31, 2023.  As of December 31, 2024, 93.4% of our held-to-maturity portfolio carried the implied guarantee of the United States Government or one of its agencies.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table provides a detailed breakout of the two aforementioned segments as of December 31, 2024, demonstrating their strong debt-service-coverage and loan-to-value ratios.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	49.8%	3.5	x	53	$66,679	50.1%	2.6	x	45	$115,497
Office	57.6%	3.7	x	137	83,161	47.7%	2.0	x	56	111,788
Retail	57.1%	3.5	x	40	69,597	64.3%	1.9	x	146	455,534
Church	27.7%	2.6	x	18	30,918	- -	- -		- -	- -
Hotel/Motel	- -	- -		- -	- -	59.7%	1.6	x	9	52,429
Other(4)	40.5%	3.6	x	37	78,666	53.2%	1.9	x	8	21,925
Total				285	$329,021				264	$757,173

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of December 31, 2024.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

Income Statement Review

Quarterly Results

The Company reported net income of $4.8 million for the fourth quarter of 2024, an increase of $274 thousand or 6.1% when compared to the fourth quarter of 2023.

Net interest income for the fourth quarter of 2024 increased $2.0 million or 17.0% compared to the fourth quarter of 2023, driven primarily by the increase in yield on interest-earning assets, the increase in non-interest bearing deposit balances, and the decrease in interest-bearing deposit balances. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the three months ended December 31, 2024 were both 2.52%, as compared to 2.11% and 2.12%, respectively, for the same period in the prior year. The increase in net interest margin was primarily due to the increase in yields on the Company’s interest-earning assets coupled with a decrease in cost of interest-bearing liabilities.

The yield on interest earning assets was 5.01% for the fourth quarter of 2024 compared to 4.68% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan portfolio as a result of repricing of assets subsequent to the fourth quarter of 2023 and certain prepayment penalties.  The cost of interest-bearing liabilities was 3.62% for the fourth quarter of 2024 compared to 3.64% for the same quarter in the prior year. The decrease in the cost of interest-bearing liabilities was primarily due to the decrease in the cost of interest-bearing deposits.

The Company recorded a $298 thousand provision for credit losses for the fourth quarter of 2024 compared to a release of provision for credit losses of $781 thousand for the fourth quarter of 2023. The provision for credit losses during the fourth quarter of 2024 was primarily a result of growth in the loan portfolio of $29.6 million during the quarter.

Non-interest income was $281 thousand for the fourth quarter of 2024 compared to $624 thousand for the fourth quarter of 2023.  The decrease in non-interest income of $343 thousand was primarily attributable to a decrease of $267 thousand due to unfavorable mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan (“NQDC”) and a $70 thousand decrease in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans due to decreased sale activity.

Non-interest expense increased $391 thousand or 5.2% during the fourth quarter of 2024 compared to the fourth quarter of 2023. The increase was primarily due to increases in salary and employee benefit expense and other expense, partially offset by lower occupancy expense.  The increase was also attributable to franchise tax fees, professional fees, marketing fees and data processing expense.  The increase in professional fees was due to increased contract costs and services. The increase in data processing fees was primarily due to contractual increases and volume-based activity. The decrease in occupancy expense was due to renegotiating an office lease. The Company continues to analyze cost savings opportunities on existing leases and material contracts.

For the three months ended December 31, 2024, annualized non-interest expense to average assets was 1.41% compared to 1.31% for the three months ended December 31 2023. The increase was primarily due to lower average assets when comparing the two periods.

For the three months ended December 31, 2024, the annualized efficiency ratio was 55.4% compared to 59.7% for the three months ended December 31, 2023. The decrease was primarily due to an increase in net interest income.

Year-End Results

The Company reported net income of $17.1 million for the twelve months ended December 31, 2024, an increase of $12.0 million when compared to net income of $5.2 million for the twelve months ended December 31, 2023.  This increase was primarily attributable to the previously disclosed restructuring of the Company’s securities portfolio and surrender of bank owned life insurance (“BOLI”) in July 2023, which resulted in a non-recurring, after tax loss of $14.6 million (the “Restructuring”). Core net income (Non-GAAP), which excludes the impact of the Restructuring, was $19.8 million for the twelve months ended December 31, 2023.

Net interest income for the twelve months ended December 31, 2024 increased $0.6 million or 1.1% compared to the same period of 2023, driven primarily by the increase in yield of interest-bearing assets outpacing the increase in cost on interest-earning liabilities. The yield on interest earning assets was 4.92% for the twelve months ended December  31, 2024 compared to 4.41% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loans and interest-bearing deposits in banks as a result of elevated interest rates and repricing of assets subsequent to the fourth quarter of 2023. The cost of interest-bearing liabilities was 3.78% for the twelve months ended December 31, 2024 compared to 3.08% for the twelve months ended December 31, 2023. The increase in the cost of interest-bearing liabilities was primarily due to a 71 basis points increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the fourth quarter of 2023. The annualized net interest margin and tax-equivalent net interest margin (Non-GAAP) for the twelve month ended December 31, 2024 were both 2.28%, as compared to 2.20% and 2.21%, respectively, for the same period in the prior year. The increase in net interest margin was primarily due to the increase in yields on the Company’s interest-earning assets outpacing the increase in cost of interest-bearing deposits.

The Company recorded a $0.4 million release of provision for credit losses for the twelve months ended December 31, 2024 compared to $3.3 million release of provision for credit losses for the twelve months ended December 31, 2023. The release of provision for credit losses during the twelve months ended December 31, 2024 was primarily a result of changes in the composition and volume of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income was $2.3 million for the twelve months ended December 31, 2024 compared to a loss of $14.9 million for the twelve months ended December 31, 2023.  Core non-interest income (Non-GAAP), defined as reported non-interest income excluding the impact of the Restructuring, was $2.2 million for the twelve months ended December 31, 2023.

Non-interest expense increased $994 thousand or 3.2% during the twelve months ended December 31, 2024 compared to the same period in 2023. As previously disclosed, the increase was primarily due to the non-recurring $322 thousand reversal of a litigation reserve during the third quarter of 2023 and non-recurring expenses totaling $138 thousand incurred during the first quarter of 2024. The first quarter 2024 non-recurring expenses were incurred in connection with a strategic opportunity that was explored and ultimately did not materialize. Excluding the effects of the $322 thousand reversal in 2023 and non-recurring expenses totaling $138 thousand incurred during 2024, adjusted non-interest expense increased $535 thousand or 1.6% during the twelve months ended December 31, 2024 when compared to the twelve months ended December 31, 2023. The increase was also due to increases in professional fees and data processing expense, partially offset by lower salaries and employee benefit expense. The increase in professional fees was due to increased contract costs and services. The increase in data processing fees was primarily due to contractual increases and volume based activity. The decrease in salaries and employee benefits was due to lower incentive accruals and higher direct loan origination costs when compared to the same period of the prior year, partially offset by higher deferred compensation expense as a result of mark-to-market fluctuations on the Company’s NQDC.

For the twelve months ended December 31, 2024, annualized non-interest expense to average assets was 1.41% compared to 1.33% for the twelve months ended December 31, 2023. The increase was primarily due to higher reported non-interest expense of $994 thousand and lower average assets when comparing the two periods.

For the twelve months ended December 31, 2024, the annualized efficiency ratio was 59.7% compared to 86.7% for the twelve months ended December 31, 2023. The decrease was primarily due to the previously disclosed Restructuring in July 2023. The annualized core efficiency ratio (Non-GAAP) was 59.7% for the twelve months ended December 31, 2024, compared to 58.5% for the twelve months ended December 31, 2023. The increase in core efficiency ratio was primarily due to a decrease in net interest income.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental Non-GAAP information provides a better comparison of period-to-period operating performance and the impact of non-recurring expenses and unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources;
●	Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized;
●	Pre-tax, pre-provision earnings excludes income tax expense and the provision for (recovery of) credit losses; and
●	Core non-interest income, income before taxes, income tax expense, net income, earnings per share (basic and diluted), return on average assets (annualized), return on average equity (annualized), non-interest income as a percentage of average assets (annualized) and efficiency ratio excluding the impact of losses recognized in July 2023 on the sale of available-for-sale securities and taxes paid on the early surrender of BOLI policies in the Restructuring.

These disclosures should not be viewed as a substitute for, or more important than, financial results in accordance with GAAP, nor are they necessarily comparable to Non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table and Average Balance Sheets, Interest and Rates tables for the respective periods for a reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington, D.C. Metropolitan area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated relationship managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including charter and private schools, government contractors, health services, nonprofits and associations, professional services, property management companies and title companies. Learn more at  www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Twelve Months Ended
		December 31,				December 31,
	2024		2023		2024		2023
Selected Balance Sheet Data
Cash and cash equivalents		$122,469		$99,005		$122,469		$99,005
Total investment securities		232,732		273,302		232,732		273,302
Loans, net of unearned income		1,872,173		1,859,967		1,872,173		1,859,967
Allowance for loan credit losses		18,715		19,543		18,715		19,543
Total assets		2,234,947		2,242,549		2,234,947		2,242,549
Non-interest bearing demand deposits		433,288		411,374		433,288		411,374
Interest bearing deposits		1,459,127		1,495,226		1,459,127		1,495,226
Total deposits		1,892,415		1,906,600		1,892,415		1,906,600
Federal funds purchased		- -		10,000		- -		10,000
Federal Home Loan Bank advances		56,000		- -		56,000		-
Federal Reserve Bank borrowings		- -		54,000		- -		54,000
Shareholders' equity		246,614		229,914		246,614		229,914

Summary Results of Operations
Interest income		$27,995		$26,598		$110,133		$100,770
Interest expense		13,929		14,571		59,086		50,286
Net interest income		14,066		12,027		51,047		50,484
Provision for (recovery of) credit losses		298		(781)		(370)		(3,252)
Net interest income after provision for (recovery of) credit losses		13,768		12,808		51,417		53,736
Non-interest income (loss)		281		624		2,271		(14,940)
Core non-interest income(1)		281		624		2,271		2,174
Non-interest expense		7,945		7,554		31,809		30,815
Income before income taxes		6,104		5,878		21,879		7,981
Core income before income taxes(1)		6,104		5,878		21,879		25,095
Net income		4,776		4,502		17,121		5,158
Core net income(1)		4,776		4,502		17,121		19,779

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.34		$0.32		$1.20		$0.36
Core earnings per share - basic(1)		$0.34		$0.32		$1.20		$1.40
Earnings per share - diluted		$0.33		$0.32		$1.20		$0.36
Core earnings per share - diluted(1)		$0.33		$0.32		$1.20		$1.39
Book value per share		$17.28		$16.25		$17.28		$16.25
Weighted average common shares (basic)		14,196,309		14,082,762		14,172,166		14,115,492
Weighted average common shares (diluted)		14,224,287		14,145,607		14,206,109		14,185,760
Common shares outstanding at end of period		14,269,469		14,148,533		14,269,469		14,148,533

Performance Ratios
Return on average assets (annualized)		0.85%		0.78%		0.76%		0.22%
Core return on average assets (annualized)(1)		0.85%		0.78%		0.76%		0.85%
Return on average equity (annualized)		7.71%		7.91%		7.16%		2.32%
Core return on average equity (annualized)(1)		7.71%		7.91%		7.16%		8.91%
Net interest margin		2.52%		2.12%		2.28%		2.20%
Tax-equivalent net interest margin (Non-GAAP)		2.52%		2.12%		2.28%		2.21%
Non-interest income (loss) as a percentage of average assets (annualized)		0.05%		0.11%		0.10%		(0.64)%
Core non-interest income as a percentage of average assets (annualized)(1)		0.05%		0.11%		0.10%		0.09%
Non-interest expense to average assets (annualized)		1.41%		1.31%		1.41%		1.33%
Efficiency ratio		55.4%		59.7%		59.7%		86.7%
Core efficiency ratio(1)		55.4%		59.7%		59.7%		58.5%

Asset Quality
Non-performing assets to total assets		0.45%		- -%		0.45%		- -%
Non-performing loans to total loans		0.53%		- -%		0.53%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.00%		1.05%		1.00%		1.05%
Net charge-offs (recoveries) to average loans (annualized)		0.00%		0.00%		0.00%		0.00%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
90 days past due and still accruing interest		9,978		- -		9,978		- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (2)		9,978		- -		9,978		- -

Capital Ratios (Bank Level)
Equity / assets		11.9%		11.1%		11.9%		11.1%
Total risk-based capital ratio		16.2%		15.7%		16.2%		15.7%
Tier 1 risk-based capital ratio		15.2%		14.7%		15.2%		14.7%
Common equity tier 1 ratio		15.2%		14.7%		15.2%		14.7%
Leverage ratio		12.4%		11.6%		12.4%		11.6%

Other Information
Number of full time equivalent employees		132		134		132		134
# Full service branch offices		8		8		8		8

(1)	Non-GAAP financial measure. Refer to “Reconciliation of Certain Non-GAAP Financial Measures” for further details.
(2)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	December 31,	September 30,	December 31,	Last Three	Year Over
	2024	2024	2023	Months	Year
Assets	(Unaudited)	(Unaudited)	*
Cash and due from banks	$5,945	$8,164	$7,424	(27.2)%	(19.9)%
Interest-bearing deposits in banks	116,524	169,063	91,581	(31.1)%	27.2%
Securities available-for-sale, at fair value	130,257	144,649	169,993	(9.9)%	(23.4)%
Securities held-to-maturity at amortized cost, fair value of $76,270, $79,731, and $79,532 at 12/31/2024, 09/30/2024, and 12/31/2023, respectively.	92,009	92,863	95,505	(0.9)%	(3.7)%
Restricted securities, at cost	7,634	7,630	5,012	0.1%	52.3%
Equity securities, at fair value	2,832	2,698	2,792	5.0%	1.4%
Loans, net of unearned income	1,872,173	1,842,598	1,859,967	1.6%	0.7%
Allowance for loan credit losses	(18,715)	(18,481)	(19,543)	1.3%	(4.2)%
Net loans	1,853,458	1,824,117	1,840,424	1.6%	0.7%
Bank premises and equipment, net	1,318	1,179	1,281	11.8%	2.9%
Accrued interest receivable	5,996	5,657	6,110	6.0%	(1.9)%
Right of use assets	5,013	3,824	4,176	31.1%	20.0%
Other assets	13,961	14,519	18,251	(3.8)%	(23.5)%
Total assets	$2,234,947	$2,274,363	$2,242,549	(1.7)%	(0.3)%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$433,288	$472,422	$411,374	(8.3)%	5.3%
Interest-bearing demand deposits	705,097	685,385	607,971	2.9%	16.0%
Savings deposits	44,367	43,779	52,061	1.3%	(14.8)%
Time deposits	709,663	734,564	835,194	(3.4)%	(15.0)%
Total deposits	1,892,415	1,936,150	1,906,600	(2.3)%	(0.7)%
Federal funds purchased	- -	- -	10,000	N/M %	(100.0)%
Federal Home Loan Bank advances	56,000	56,000	- -	- -%	N/M
Federal Reserve Bank borrowings	- -	- -	54,000	N/M %	(100.0)%
Subordinated debt, net	24,791	24,770	24,708	0.1%	0.3%
Accrued interest payable	2,394	2,304	4,559	3.9%	(47.5)%
Lease liabilities	5,369	4,090	4,446	31.3%	20.8%
Other liabilities	7,364	7,931	8,322	(7.1)%	(11.5)%
Total liabilities	1,988,333	2,031,245	2,012,635	(2.1)%	(1.2)%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,269,469 at 12/31/24 including 54,388 unvested shares, issued and outstanding, 14,238,677 at 9/30/2024 including 45,753 unvested shares, and issued and outstanding, 14,148,533 at 12/31/2023 including 47,318 unvested shares	142	142	141	- -%	0.7%
Additional paid-in capital	97,173	97,017	95,636	0.2%	1.6%
Retained earnings	159,951	155,174	146,388	3.1%	9.3%
Accumulated other comprehensive loss	(10,652)	(9,215)	(12,251)	15.6%	(13.1)%
Total shareholders' equity	246,614	243,118	229,914	1.4%	7.3%
Total liabilities and shareholders' equity	$2,234,947	$2,274,363	$2,242,549	(1.7)%	(0.3)%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2024	2023	% Change	2024	2023	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$25,044	$23,080	8.5%	$96,332	$86,435	11.5%
Interest on investment securities, taxable	1,091	1,310	(16.7)%	4,692	7,206	(34.9)%
Interest on investment securities, tax-exempt	9	9	0.0%	36	53	(32.1)%
Dividends	128	78	64.1%	391	300	30.3%
Interest on deposits in other banks	1,723	2,121	(18.8)%	8,682	6,776	28.1%
Total interest and dividend income	27,995	26,598	5.3%	110,133	100,770	9.3%

Interest Expense
Deposits	13,008	13,577	(4.2)%	54,492	47,168	15.5%
Federal funds purchased	- -	5	(100.0)%	2	15	(86.7)%
Federal Home Loan Bank advances	572	- -	N/M	745	67	N/M
Federal Reserve Bank borrowings	- -	640	(100.0)%	2,451	1,640	49.5%
Subordinated debt	349	349	--%	1,396	1,396	--%
Total interest expense	13,929	14,571	(4.4)%	59,086	50,286	17.5%

Net interest income	14,066	12,027	17.0%	51,047	50,484	1.1%

Provision for (recovery of) Credit Losses	298	(781)	(138.2)%	(370)	(3,252)	(88.6)%

Net interest income after provision for (recovery of) credit losses	13,768	12,808	7.5%	51,417	53,736	(4.3)%

Non-interest Income
Service charges on deposit accounts	89	91	(2.2)%	349	330	5.8%
Bank owned life insurance	- -	- -	- -	- -	224	N/M
Other service charges and fees	181	161	12.4%	655	838	(21.8)%
Losses on sale of available-for-sale securities	- -	- -	- -%	- -	(17,316)	N/M
Insurance commissions	59	76	(22.4)%	416	386	7.8%
Gain on sale of government guaranteed loans	11	81	(86.4)%	520	131	N/M
Non-qualified deferred compensation plan asset gains (loss), net	(62)	205	(130.2)%	236	317	(25.6)%
Other income	3	10	(70.0)%	95	150	(36.7)%
Total non-interest income (loss)	281	624	(55.0)%	2,271	(14,940)	(115.2)

Non-interest Expenses
Salaries and employee benefits	4,658	4,507	3.4%	19,240	19,436	(1.0)%
Occupancy expense of premises	417	448	(6.9)%	1,760	1,811	(2.8)%
Furniture and equipment expenses	319	296	7.8%	1,220	1,178	3.6%
Other expenses	2,551	2,303	10.8%	9,589	8,390	14.3%
Total non-interest expenses	7,945	7,554	5.2%	31,809	30,815	3.2%

Income before income taxes	6,104	5,878	3.8%	21,879	7,981	174.1%

Income Tax Expense	1,328	1,376	(3.5)%	4,758	2,823	68.5%

Net income	$4,776	$4,502	6.1%	$17,121	$5,158	231.9%

Earnings Per Share
Basic	$0.34	$0.32	6.3%	$1.20	$0.36	233.3%
Diluted	$0.33	$0.32	3.1%	$1.20	$0.36	233.3%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2024							2023
	December 31		September 30		June 30		March 31	December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income		$27,995		$28,428	$26,791		$26,919		$26,598		$26,263	$24,455		$23,453
Interest expense		13,929		15,272	14,710		15,175		14,571		14,284	12,446		8,984
Net interest income		14,066		13,156	12,081		11,744		12,027		11,979	12,009		14,469
Provision for (recovery of) credit losses		298		400	(292)		(776)		(781)		(829)	(868)		(774)
Non-interest income (loss)		281		617	555		818		624		(16,815)	685		566
Non-interest expenses		7,945		8,031	7,909		7,924		7,554		7,660	7,831		7,770
Income (loss) before income taxes		6,104		5,342	5,019		5,414		5,878		(11,667)	5,731		8,039
Income tax expense (benefit)		1,328		1,107	1,114		1,210		1,376		(1,530)	1,241		1,735
Net income (loss)		$4,776		$4,235	$3,905		$4,204		$4,502		$(10,137)	$4,490		$6,304

Financial Performance:
Return on average assets (annualized)		0.85%		0.73%	0.70%		0.75%		0.78%		(1.73)%	0.77%		1.10%
Return on average equity (annualized)		7.71%		7.00%	6.68%		7.23%		7.91%		(18.24)%	8.13%		11.83%
Net interest margin		2.52%		2.30%	2.19%		2.10%		2.11%		2.07%	2.09%		2.56%
Tax-equivalent net interest margin (Non-GAAP)		2.52%		2.30%	2.19%		2.11%		2.12%		2.08%	2.10%		2.57%
Non-interest income (loss) as a percentage of average assets (annualized)		0.05%		0.11%	0.10%		0.15%		0.11%		(2.86)%	0.12%		0.10%
Non-interest expense to average assets (annualized)		1.41%		1.39%	1.42%		1.41%		1.31%		1.30%	1.34%		1.35%
Efficiency ratio		55.4%		58.3%	62.6%		63.1%		59.7%		(158.4)%	61.7%		51.7%

Per Share Data:
Earnings (loss) per share - basic		$0.34		$0.30	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.45
Earnings (loss) per share - diluted		$0.33		$0.30	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.44
Book value per share		$17.28		$17.07	$16.54		$16.51		$16.25		$15.61	$15.50		$15.63
Dividends declared per share	$	- -	$	- -	$0.25	$	- -	$	- -	$	- -	$0.22	$	- -
Weighted average common shares (basic)		14,196,309		14,187,691	14,173,245		14,130,986		14,082,762		14,080,026	14,077,658		14,067,047
Weighted average common shares (diluted)		14,224,287		14,214,586	14,200,171		14,181,254		14,145,607		14,080,026	14,143,253		14,156,724
Common shares outstanding at end of period		14,269,469		14,238,677	14,229,853		14,209,606		14,148,533		14,126,084	14,126,138		14,125,208

Non-interest Income:
Service charges on deposit accounts		$89		$84	$88		$88		$91		$85	$82		$72
Bank owned life insurance		- -		- -	- -		- -		- -		23	101		100
Other service charges and fees		181		160	165		149		161		160	314		203
Losses on sale of available-for-sale securities		- -		- -	- -		- -		- -		(17,114)	- -		(202)
Insurance commissions		59		64	40		252		76		54	50		206
Gain on sale of government guaranteed loans		11		160	216		133		81		27	23		- -
Non-qualified deferred compensation plan asset gains (losses), net		(62)		139	35		124		205		(60)	83		89
Other income		3		10	11		72		10		10	32		98
Total non-interest income (loss)		$281		$617	$555		$818		$624		$(16,815)	$685		$566

Non-interest Expenses:
Salaries and employee benefits		$4,658		$4,897	$4,875		$4,810		$4,507		$5,052	$4,965		$4,912
Occupancy expense of premises		417		444	448		451		448		445	448		470
Furniture and equipment expenses		319		304	301		297		296		282	304		296
Other expenses		2,551		2,386	2,285		2,366		2,303		1,881	2,114		2,092
Total non-interest expenses		$7,945		$8,031	$7,909		$7,924		$7,554		$7,660	$7,831		$7,770

Balance Sheets at Quarter End:
Total loans, net of unearned income		$1,872,173		$1,842,598	$1,827,187		$1,825,931		$1,859,967		$1,820,132	$1,769,801		$1,771,272
Allowance for loan credit losses		(18,715)		(18,481)	(18,433)		(18,671)		(19,543)		(20,036)	(20,629)		(21,619)
Investment securities		232,732		247,840	249,582		261,341		273,302		272,881	429,954		445,785
Interest-earning assets		2,221,429		2,259,501	2,249,350		2,234,592		2,224,850		2,278,027	2,315,368		2,312,404
Total assets		2,234,947		2,274,363	2,269,757		2,251,837		2,242,549		2,298,202	2,364,250		2,351,307
Total deposits		1,892,415		1,936,150	1,912,840		1,900,990		1,906,600		1,981,623	2,046,309		2,088,642
Total interest-bearing liabilities		1,539,918		1,544,498	1,577,420		1,598,050		1,583,934		1,622,430	1,691,044		1,665,837
Total shareholders' equity		246,614		243,118	235,346		234,550		229,914		220,567	218,970		220,823

Quarterly Average Balance Sheets:
Total loans, net of unearned income		$1,838,526		$1,818,472	$1,810,722		$1,835,966		$1,837,855		$1,790,720	$1,767,831		$1,772,922
Investment securities		243,329		249,354	255,940		270,760		273,264		310,407	441,778		463,254
Interest-earning assets		2,223,725		2,277,427	2,222,658		2,247,620		2,260,356		2,301,642	2,305,050		2,295,677
Total assets		2,238,062		2,292,385	2,239,261		2,264,544		2,280,060		2,331,403	2,344,712		2,334,695
Total deposits		1,893,976		1,939,601	1,883,010		1,914,173		1,956,039		2,012,934	2,051,702		2,066,139
Total interest-bearing liabilities		1,532,452		1,573,631	1,551,953		1,600,197		1,587,179		1,660,980	1,667,597		1,621,131
Total shareholders' equity		246,525		240,609	235,136		233,952		225,718		220,473	221,608		220,282

Financial Measures:
Average equity to average assets		11.0%		10.5%	10.5%		10.3%		9.9%		9.5%	9.5%		9.4%
Investment securities to earning assets		10.5%		11.0%	11.1%		11.7%		12.3%		12.0%	18.6%		19.3%
Loans to earning assets		84.3%		81.5%	81.2%		81.7%		83.6%		79.9%	76.4%		76.6%
Loans to assets		83.8%		81.0%	80.5%		81.1%		82.9%		79.2%	74.9%		75.3%
Loans to deposits		98.9%		95.2%	95.5%		96.1%		97.6%		91.9%	86.5%		84.8%

Capital Ratios (Bank Level):
Equity / assets		11.9%		11.6%	11.4%		11.3%		11.1%		10.6%	10.2%		10.3%
Total risk-based capital ratio		16.2%		16.3%	16.4%		16.1%		15.7%		15.7%	16.1%		16.1%
Tier 1 risk-based capital ratio		15.2%		15.3%	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Common equity tier 1 ratio		15.2%		15.3%	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Leverage ratio		12.4%		11.9%	12.2%		11.8%		11.6%		11.3%	11.6%		11.5%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2024												2023
	December 31			September 30			June 30			March 31			December 31		September 30		June 30		March 31
Loans		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans		$47,612	2.5%		$39,741	2.2%		$41,806	2.3%		$42,779	2.3%	$45,073	2.4%	$37,793	2.1%	$40,156	2.3%	$41,204	2.3%
Commercial PPP loans		124	0.0%		126	0.0%		127	0.0%		129	0.0%	131	0.0%	132	0.0%	133	0.0%	135	0.0%
Commercial owner-occupied real estate loans		329,222	17.6%		343,906	18.7%		349,644	19.2%		356,335	19.6%	360,102	19.4%	363,017	20.0%	360,859	20.4%	363,495	20.6%
Total business loans		376,958	20.2%		383,773	20.9%		391,577	21.5%		399,243	21.9%	405,306	21.8%	400,942	22.1%	401,148	22.7%	404,834	22.9%

Investor real estate loans		757,173	40.5%		726,771	39.5%		722,419	39.6%		692,418	38.0%	689,556	37.1%	683,686	37.6%	654,623	37.0%	660,740	37.4%
Construction & development loans		164,988	8.8%		161,466	8.8%		138,744	7.6%		151,476	8.3%	180,922	9.8%	179,570	9.9%	179,656	10.2%	179,606	10.2%
Multi-family loans		94,695	5.1%		91,426	5.0%		91,925	5.1%		94,719	5.2%	96,458	5.2%	86,366	4.8%	86,061	4.9%	88,670	5.0%
Total commercial real estate loans		1,016,856	54.4%		979,663	53.3%		953,088	52.3%		938,613	51.5%	966,936	52.1%	949,622	52.3%	920,340	52.1%	929,016	52.6%

Residential mortgage loans		472,932	25.3%		473,787	25.8%		476,764	26.2%		482,254	26.5%	482,182	26.1%	464,509	25.7%	443,305	25.2%	433,076	24.5%
Consumer loans		906	0.1%		877	0.0%		876	0.0%		772	0.0%	560	0.0%	467	0.0%	646	0.0%	324	0.0%
Total loans		$1,867,652	100.0%		$1,838,100	100.0%		$1,822,305	100.0%		$1,820,882	100.0%	$1,854,984	100.0%	$1,815,540	100.0%	$1,765,439	100.0%	$1,767,250	100.0%
Less: Allowance for loan credit losses		(18,715)			(18,481)			(18,433)			(18,671)		(19,543)		(20,036)		(20,629)		(21,619)
Net deferred loan costs (fees)		4,521			4,498			4,882			5,049		4,983		4,592		4,362		4,022
Net loans		$1,853,458			$1,824,117			$1,808,754			$1,807,260		$1,840,424		$1,800,096		$1,749,172		$1,749,653

	2024												2023
	December 31			September 30			June 30			March 31			December 31		September 30		June 30		March 31
Deposits	$ Amount		% of Total	$ Amount		% of Total	$ Amount		% of Total	$ Amount		% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits		$433,288	22.9%		$472,422	24.4%		$437,169	22.8%		$404,669	21.3%	$411,374	21.6%	$437,880	22.1%	$433,931	21.2%	$447,450	21.4%
Interest-bearing demand deposits:
NOW accounts(1)		355,840	18.8%		324,660	16.8%		321,702	16.8%		318,445	16.8%	297,321	15.6%	345,522	17.4%	311,225	15.2%	284,872	13.7%
Money market accounts(1)		349,257	18.5%		360,725	18.6%		346,249	18.1%		326,135	17.1%	310,650	16.3%	330,297	16.6%	341,413	16.7%	392,962	18.8%
Savings accounts		44,367	2.3%		43,779	2.3%		45,884	2.4%		50,664	2.7%	52,061	2.8%	57,408	3.0%	68,013	3.4%	81,150	3.9%
Certificates of deposit
$250,000 or more		315,549	16.7%		334,591	17.3%		339,908	17.8%		355,766	18.7%	357,768	18.7%	364,805	18.4%	376,899	18.4%	338,824	16.2%
Less than $250,000		83,060	4.4%		86,932	4.5%		91,258	4.8%		99,694	5.2%	101,567	5.3%	103,600	5.2%	105,956	5.2%	94,429	4.5%
QwickRate® certificates of deposit		249	0.0%		4,119	0.2%		4,119	0.2%		5,117	0.3%	9,686	0.5%	11,526	0.6%	12,772	0.6%	16,952	0.8%
IntraFi® certificates of deposit		34,288	1.8%		32,801	1.7%		32,922	1.7%		34,443	1.8%	45,748	2.4%	41,659	2.1%	49,729	2.4%	53,178	2.5%
Brokered deposits		276,517	14.6%		276,121	14.3%		293,629	15.4%		306,057	16.1%	320,425	16.8%	288,926	14.6%	346,371	16.9%	378,825	18.2%
Total deposits		$1,892,415	100.0%		$1,936,150	100.0%		$1,912,840	100.0%		$1,900,990	100.0%	$1,906,600	100.0%	$1,981,623	100.0%	$2,046,309	100.0%	$2,088,642	100.0%

Borrowings
Federal funds purchased	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$	- -	0.0%	$10,000	11.3%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%
Federal Home Loan Bank advances		56,000	69.3%		56,000	69.3%		- -	0.0%		- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%	- -	0.0%
Federal Reserve Bank borrowings		- -	0.0%		- -	0.0%		77,000	75.7%		77,000	75.7%	54,000	60.9%	54,000	68.6%	54,000	68.6%	- -	0.0%
Subordinated debt, net		24,791	30.7%		24,770	30.7%		24,749	24.3%		24,729	24.3%	24,708	27.8%	24,687	31.4%	24,666	31.4%	24,645	100.0%
Total borrowings		$80,791	100.0%		$80,770	100.0%		$101,749	100.0%		$101,729	100.0%	$88,708	100.0%	$78,687	100.0%	$78,666	100.0%	$24,645	100.0%

Total deposits and borrowings		$1,973,206			$2,016,920			$2,014,589			$2,002,719		$1,995,308		$2,060,310		$2,124,975		$2,113,287

Core customer funding sources (2)		$1,615,649	82.9%		$1,655,910	83.1%		$1,615,092	81.2%		$1,589,816	80.4%	$1,576,489	80.0%	$1,681,171	82.6%	$1,687,166	80.3%	$1,692,865	81.1%
Wholesale funding sources (3)		332,766	17.1%		336,240	16.9%		374,748	18.8%		388,174	19.6%	394,111	20.0%	354,452	17.4%	413,143	19.7%	395,777	18.9%
Total funding sources		$1,948,415	100.0%		$1,992,150	100.0%		$1,989,840	100.0%		$1,977,990	100.0%	$1,970,600	100.0%	$2,035,623	100.0%	$2,100,309	100.0%	$2,088,642	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$253,421	$5,083	2.01%	$368,922	$7,506	2.03%
Tax-exempt(1)	1,379	45	3.26%	2,351	68	2.89%
Total securities	$254,800	$5,128	2.01%	$371,273	$7,574	2.04%
Loans, net of unearned income(2):
Taxable	1,807,547	95,770	5.30%	1,764,315	85,515	4.85%
Tax-exempt(1)	18,389	712	3.87%	28,190	1,164	4.13%
Total loans, net of unearned income	$1,825,936	$96,482	5.28%	$1,792,505	$86,679	4.84%
Interest-bearing deposits in other banks	$162,165	$8,682	5.35%	$126,623	$6,776	5.35%
Total interest-earning assets	$2,242,901	$110,292	4.92%	$2,290,401	$101,029	4.41%
Total non-interest earning assets	15,630			32,430
Total assets	$2,258,531			$2,322,831
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$322,028	$8,848	2.75%	$299,468	$6,804	2.27%
Money market accounts	342,057	10,707	3.13%	362,243	10,150	2.80%
Savings accounts	48,466	664	1.37%	69,742	831	1.19%
Time deposits	757,494	34,273	4.52%	842,121	29,383	3.49%
Total interest-bearing deposits	$1,470,045	$54,492	3.71%	$1,573,574	$47,168	3.00%
Federal funds purchased	28	2	7.14%	302	15	4.97%
Subordinated debt	24,747	1,396	5.64%	24,664	1,396	5.66%
Federal Reserve Bank borrowings	51,314	2,451	4.78%	34,176	1,640	4.80%
Federal Home Loan Bank advances	18,361	745	4.06%	1,487	67	4.51%
Total interest-bearing liabilities	$1,564,495	$59,086	3.78%	$1,634,203	$50,286	3.08%
Demand deposits	437,694			447,804
Other liabilities	17,261			18,791
Total liabilities	$2,019,450			$2,100,798
Shareholders’ equity	$239,081			$222,033
Total liabilities and shareholders’ equity	$2,258,531			$2,322,831

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$51,206	1.14%		$50,743	1.33%
Less: tax-equivalent adjustment		159			259
Net interest income and spread (GAAP)		$51,047	1.13%		$50,484	1.83%

Interest income/earning assets			4.91%			4.40%
Interest expense/earning assets			2.63%			2.20%
Net interest margin			2.28%			2.20%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			4.92%			4.41%
Interest expense/earning assets			2.63%			2.20%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.28%			2.21%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $159 thousand and $259 thousand for the twelve months ended December 31, 2024 and December 31, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2024 and December 31, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
		Interest Income /	Average		Interest Income /	Average
(Dollars in thousands)	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$241,950	$1,219	2.00%	$271,884	$1,388	2.03%
Tax-exempt(1)	1,379	11	3.17%	1,380	11	3.16%
Total securities	$243,329	$1,230	2.01%	$273,264	$1,399	2.03%
Loans, net of unearned income(2):
Taxable	1,821,664	24,913	5.44%	1,810,046	22,852	5.01%
Tax-exempt(1)	16,862	166	3.92%	27,809	289	4.12%
Total loans, net of unearned income	$1,838,526	$25,079	5.43%	$1,837,855	$23,141	5.00%
Interest-bearing deposits in other banks	$141,870	$1,723	4.83%	$149,237	$2,121	5.64%
Total interest-earning assets	$2,223,725	$28,032	5.01%	$2,260,356	$26,661	4.68%
Total non-interest earning assets	14,337			19,704
Total assets	$2,238,062			$2,280,060
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$351,135	2,315	2.62%	$323,950	$2,320	2.84%
Money market accounts	347,105	2,518	2.89%	327,198	2,590	3.14%
Savings accounts	43,720	134	1.22%	53,331	157	1.17%
Time deposits	709,713	8,041	4.51%	803,679	8,510	4.20%
Total interest-bearing deposits	$1,451,673	$13,008	3.56%	$1,508,158	$13,577	3.57%
Federal funds purchased	—	—	N/M	326	5	6.08%
Subordinated debt	24,778	349	5.60%	24,695	349	5.61%
Federal Reserve Bank borrowings	—	—	N/M %	54,000	640	4.70%
Federal Home Loan Bank advances	56,001	572	4.06%	—	—	NM %
Total interest-bearing liabilities	$1,532,452	$13,929	3.62%	$1,587,179	$14,571	3.64%
Demand deposits	442,303			447,881
Other liabilities	16,782			19,282
Total liabilities	$1,991,537			$2,054,342
Shareholders’ equity	$246,525			$225,718
Total liabilities and shareholders’ equity	$2,238,062			$2,280,060

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$14,103	1.39%		$12,090	1.04%
Less: tax-equivalent adjustment		37			63
Net interest income and spread (GAAP)		$14,066	1.39%		$12,027	1.03%

Interest income/earning assets			5.01%			4.67%
Interest expense/earning assets			2.49%			2.56%
Net interest margin			2.52%			2.11%

Tax-equivalent interest income/earning assets (Non-GAAP)(1)			5.01%			4.68%
Interest expense/earning assets			2.49%			2.56%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.52%			2.12%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $37 thousand and $63 thousand for the three months ended December 31, 2024 and December 31, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of December 31, 2024 and December 31, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	December 31, 2024	December 31, 2023
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$295,119	$282,082
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	10,732	12,401
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,353	12,469
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$272,034	$257,212

Tier 1 capital (GAAP)	$276,468	$263,637
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	10,732	12,401
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,353	12,469
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$253,383	$238,767

Risk weighted assets (GAAP)	$1,819,888	$1,794,769
Less: Risk weighted available-for-sale securities	19,623	24,184
Less: Risk weighted held-to-maturity securities	16,462	17,079
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,783,803	$1,753,506

Total average assets for leverage ratio (GAAP)	$2,235,952	$2,274,911
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	10,732	12,401
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,353	12,469
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,212,867	$2,250,041

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.2%	15.7%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.3%	14.7%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.2%	14.7%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.2%	13.5%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.2%	14.7%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.2%	13.5%

Leverage ratio (8)
Leverage ratio (GAAP)	12.4%	11.6%
Adjusted leverage ratio (Non-GAAP) (9)	11.5%	10.6%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands, except per share data)

				For the Twelve Months Ended
				December 31, 2023
Non-interest income (loss) (GAAP)				$(14,940)
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities				17,114
Core non-interest income (Non-GAAP)				$2,174

Income (loss) before taxes (GAAP)				$7,981
Adjustment: Pre-tax loss recognized on sale of available-for-sale securities				17,114
Core income before taxes (Non-GAAP)				$25,095

Income tax expense (benefit) (GAAP)				$2,823
Adjustment: Tax and 10% modified endowment contract penalty on early surrender of BOLI policies				(1,101)
Adjustment: Tax benefit of loss recognized on sale of available-for-sale securities				3,594
Core income tax expense (Non-GAAP)(1)				$5,316

Net income (loss) (GAAP)				$5,158
Core net income (Non-GAAP)(2)				$19,779

Earnings (loss) per share - basic (GAAP)				$0.36
Core earnings per share - basic (Non-GAAP)(3)				$1.40

Earnings (loss) per share - diluted (GAAP)				$0.36
Core earnings per share - diluted (Non-GAAP)(3)				$1.39

Return on average assets (annualized) (GAAP)				0.22%
Core return on average assets (annualized) (Non-GAAP)(4)				0.85%

Return on average equity (annualized) (GAAP)				2.32%
Core return on average equity (annualized) (Non-GAAP)(5)				8.91%

Non-interest income (loss) as a percentage of average assets (annualized) (GAAP)				(0.64)%
Core non-interest income as a percentage of average assets (annualized) (Non-GAAP)(6)				0.09%

Efficiency ratio (GAAP)				86.7%
Core efficiency ratio (Non-GAAP)(7)				58.5%

	For the Three Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023
Pre-tax, pre-provision earnings (Non-GAAP)
Income before income taxes	$6,104	$5,342	$5,878
Adjustment: Provision for (recovery of) credit losses	298	400	(781)
Pre-tax, pre-provision earnings (Non-GAAP)(8)	$6,402	$5,742	$5,097

(1)	Includes tax benefit (expense) calculated using the federal statutory tax rate of 21%.
(2)	Core net income reflects net income adjusted for the non-recurring tax effected loss recognized on the sale of available-for-sale securities in and non-recurring tax expense associated with the surrender of the Company’s BOLI policies in July 2023. It is calculated by subtracting core income tax expense from core income before taxes for each period presented.
(3)	Core earnings per share – basic and core earnings per share – diluted is calculated by dividing core net income by basic weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for each period presented.
(4)	Core return on average assets (annualized) is calculated by dividing annualizing core net income by average assets for each period presented.
(5)	Core return on average equity (annualized) is calculated by dividing annualizing core net income by average equity for each period presented.
(6)	Core non-interest income as a percentage of average assets (annualized) is calculated by dividing annualized core non-interest income by average assets for each period presented.
(7)	Core efficiency ratio is calculated by dividing non-interest expense by the sum of core non-interest income and net interest income for each period presented.
(8)	Pre-tax, pre-provision earnings is calculated by adjusting income before taxes for provision for (recovery of) credit losses.